EXHIBIT 23.1



ANTON & cHIA                            CERTIFIED PUBLIC ACCOUNTANTS



    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors

Primo World Markets, Ltd.

We hereby consent to the inclusion in the foregoing Registration Statement on Form 10-12a/g of our report dated December 10, 2010 relating to the consolidated financial statements of Primo World Markets, Ltd. as of December 10, 2010 and for the period from December 7, 2010 (Inception), through December 10, 2010.






/s/ Anton & Chia, LLP

Newport Beach, California

December 10, 2010